SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 15, 2007

THE THAXTON GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

South Carolina

(State or Other Jurisdiction of Incorporation)

000-27086	57-0669498
(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Pageland Highway, Lancaster, South Carolina	29720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (803) 285-4337

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities and Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Election of Directors

On November 15, 2007, the Official Committee of Unsecured Creditors (the “Committee”) of The Thaxton Group, Inc. (the “Company”) elected a new director to the Board of Directors of the Company.

The director elected was Mr. Gerry Fornes, who is the President of Fornes Custom Homes, a home building company in Ohio. In addition, Mr. Fornes is currently the Senior Loan Officer for Homestead Mortgage, a residential loan mortgage company. Mr. Fornes has over 15 years experience in the residential mortgage industry. Mr. Fornes was a noteholder of the Company and serves as a member of the Committee.

Messrs. Robert R. Dunn; John E. Haas; Adam S. Moskowitz; Larry W. Singleton and David N. Vannort also continue to serve as directors of the Company.

All of the above directors, except for Mr. Dunn, are paid for their service as directors as follows:

1. A quarterly Board fee of $5,000 per quarter;

2. A Board meeting fee of $1,000 for an in-person meeting and $500 for a telephonic meeting; and

3. A committee meeting fee of $500 per committee meeting whether in person or by telephone.

Directors are also reimbursed for their reasonable costs incurred for their attendance at the meetings.

In addition, each director, including Mr. Fornes, has an agreement with the Company relating to indemnification and the advancement of expenses in substantially the form previously filed with the Commission under cover of Form 8-K on May 1, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

THE THAXTON GROUP, INC.

By:	/s/ Robert R. Dunn
Robert R. Dunn
President, Chief Executive Officer and Chief Restructuring Officer

Dated: November 20, 2007

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